Exhibit 99.1

To whom it may concern,

I, Tom Ashburn am resigning as Board of Directors Member of Enterconnect Inc., effective immediately.

Sincerly,

Tom Ashburn

Signature	/s/ Tom Ashburn	Date:	9-12-2008